                                                                   EXHIBIT 10.ba

                                      LEASE


         THIS INDENTURE OF LEASE dated February 15th, 2001, by and between Rosa Point II, LLC (or its assignee), owner of the Facility (as hereinafter defined), hereinafter referred to as "Landlord" and SBS Technologies, Inc., hereinafter referred to as "Tenant."

                                   WITNESSETH:

         FOR AND IN CONSIDERATION of the rents and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   DATA SHEET

         The following terms as used in this Lease shall have the meanings set forth in this Section, unless otherwise specifically modified by provisions of this Lease:

         (a) Facility or Project: The Building and the Property including all appurtenant easements and Landlord's personal property used in connection with the Building or Property located therein and thereon, subject to the Ground Lease.

         (b) Building: The approximately ninety thousand (90,000) rentable square foot Building located on the Property and the street address of which is 401 Charmany Drive, Madison, Wisconsin 53719. The rentable square footage of the Building shall be verified and/or adjusted based on Computer Aided Design (CAD) takeoff of the final construction drawings of the Building.

         (c) Property: The real Property, described on Exhibit A, upon which the Building shall be situated, which Property is leased by Landlord pursuant to the Ground Lease.

         (d) Premises: The area on the Second Floor of the Building outlined on Exhibit B. Landlord and Tenant hereby agree that for all purposes under this agreement, the Premises contains seven thousand one hundred and sixty-five (7,165) square feet. The Landlord's responsibility for finishing the Building and the Premises are as set forth on Exhibit B hereof.

         (e) Commencement Date: May 1, 2001, or such later date as provided in
Article IV.

         (f) Initial Term: Five (5) years commencing on the Commencement Date as defined in Section 4.03 hereof.




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



         (g) Term: Unless the provisions of this Lease or the context requires otherwise, the word "Term" as used in this Lease shall mean the Initial Term and the Extended Term(s) (as provided in Section 4.06 hereof), if any, to the extent the Extended Term(s) is/are exercised.

         (h) Rent: Unless the provisions of this Lease or the context requires otherwise, the term "Rent" as used in this Lease shall mean Base Rent and Additional Rent.

         (i) Base Rent:



                   With respect to the                             Annual Base Rent
                    following periods                              Per Square Foot
                       of the Term                               shall be as follows
                   -------------------                           -------------------
           May 1, 2001, through May 31, 2001                            $  0.00
           June 1, 2001, through April 30, 2002                         $ 15.00
           May 1, 2002, through April 30, 2003                          $ 15.50
           May 1, 2003, through April 30, 2004                          $ 16.00
           May 1, 2004, through April 30, 2005                          $ 16.50
           May 1, 2005, through April 30, 2006                          $ 17.00

         (j) Additional Rent: The term "Additional Rent" shall mean and include Tenant's Share of Operating Expenses, (as defined in Section 2.02 (A)(i)), Tenant's Share of Taxes (as defined in Section 2.02 (A)(ii)), Tenant's Share of Utilities (as defined in Section 2.02 (A(iii)), and Service Charges (as defined in Section 2.02 (F)).

         (k) Security Deposit: None.

         (l) Permitted Use: Professional Offices for sales and hardware and software engineering, development and testing.

         (m) Notice and Payment Addresses:

             Landlord:  Rosa Point II, LLC
                        Attn: R. Michael Campbell
                        1100 W. Northwest Highway, Suite 216
                        Mt. Prospect, IL  60056



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             Copies of Notices:

                        Attorney Thomas W. Shellander
                        Eustice, Laffey & Shellander, S.C.
                        100 Wilburn Road, Suite 202
                        PO Box 590
                        Sun Prairie, WI 53590-0590
                        Phone: (608) 837-7386
                        Fax:   (608) 837-0304


             Tenant:    SBS Technologies, Inc.
                        2400 Louisiana Blvd. NE
                        AFC Building 5 #600
                        Albuquerque, New Mexico 87110
                        Attn: James E. Dixon
                        Phone: (505) 875-0600
                        Fax:   (505) 875-0404

             With a copy to:

                        Bruce E. Castle, Esq.
                        Vogel Campbell Blueher & Castle, P.C.
                        6100 Uptown Boulevard NE, Suite 500
                        Albuquerque, New Mexico 87110-4143
                        Phone: (505) 884-8444
                        Fax:   (505) 875-9021

         (n) Lease Year: The twelve-month period commencing January 1 and ending December 31, adjusted for partial Lease Years during which the Term commences and terminates.

         (o) Broker: Advantage Osborne, LLC.

         (p) Exhibits: The following Exhibits are attached to this Lease and are incorporated herein by reference:

             Exhibit A - Legal Description of the Property.
             Exhibit B - Floor Plan of the Premises & Base Building Requirements
                         and Tenant Improvement Cost
             Exhibit C - Rules and Regulations
             Exhibit D - Services
             Exhibit E - Work Letter


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


         (q) Ground Lease: That certain Ground Lease (for a term of fifty (50) years with two (2) twenty (20) year options to renew) dated November 16, 1999, which is styled "University Research Park Ground Lease" by and between University Research Park, Incorporated, a Wisconsin nonprofit corporation, as Landlord and Rosa Point, LLC, a Wisconsin Limited Liability Company, as Tenant, for the lease of the Property. Tenant hereby acknowledges that this Lease is subject to the Ground Lease and that has received a copy of the Ground Lease prior to the execution of this Lease. Landlord agrees to comply with all terms of the Ground Lease throughout the term of this Lease and to provide to Tenant promptly upon receipt of any notice of default or the occurrence of any event that with notice or the passage of time or both might become a default under the Ground Lease.

                                    ARTICLE 1
                                    BASE RENT

         1.01 Rent Reserved and Monthly Payments. In consideration of the leasing of the Premises, Tenant agrees to pay to Landlord without setoff, deduction or demand, at the address set forth in the Data Sheet, or at such other place as Landlord from time to time may designate in writing, the Base Rent as provided in this Section 1.01. The Annual Base Rent shall be determined by multiplying the number of square feet in the Premises by the annual Base Rent per square foot set forth in the Data Sheet. The Monthly Base Rent shall be determined by dividing the Annual Base Rent by twelve (12). Tenant shall pay Landlord the Monthly Base Rent in advance on the first day of each and every month during the Term commencing on the Commencement Date. If the Term commences on a date other than the first day of a calendar month, Monthly Base Rent for such partial month, as the case may be, shall be obtained by multiplying the number of days in the Term within such month by a fraction, the numerator of which is the Monthly Base Rent and the denominator of which is the number of days in such month.

                                   ARTICLE II
                                 ADDITIONAL RENT

         2.01 Additional Rent. In addition to the Base Rent payable by Tenant under the provisions of Article I hereof, Tenant shall pay to Landlord, commencing on the Commencement Date and on the first day of each and every month of the Term, "Additional Rent" as hereinafter provided. The term "Additional Rent" shall mean and include Tenant's Share of Operating Expenses (as defined in Section 2.02 (A)(i)), Tenant's Share of Taxes (as defined in Section 2.02
(A)(ii)), Tenant's Share of Utilities (as defined in Section 2.02 (A)(iii)), and Tenant's Share of Service Charges (as defined in Section 2.02 (F)). Subject to reimbursement hereunder, Landlord shall pay Operating Expenses, Taxes, Utilities and Service Charges before they become delinquent.


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


Landlord shall pay all Ground Lease Rent, without reimbursement, before the same becomes delinquent.

         2.02 Definitions. For purposes of this Article II, the parties hereto agree upon the following definitions:

                  A. The Tenant's Share of Operating Expenses, Tenant's Share of Taxes, and Tenant's Share of Utilities, shall be determined each Lease Year as follows:

                           (i) Tenant's Share of Operating Expenses shall be
determined by multiplying both Operating Expenses (as defined in Section 2.02
(B) hereof) by the percentage that the square footage of the Premises is of the total rentable square footage in the Building.

                           (ii) Tenant's Share of Taxes shall be determined by
multiplying Taxes (as defined in Section 2.02 (C) hereof) by the percentage that the square footage of the Premises is of total rentable square footage of the Building.

                           (iii) Tenant's Share of Utilities shall be determined
by multiplying utilities (as defined in Section 2.02(E) hereof) by the percentage that the square footage of the Premises is of the total leased rentable square footage of the Building.

                           (Iv) The square footage of common areas of the
Building shall not be taken into account when determining Tenant's Share of Operating Expenses, Tenant's Share of Taxes, and Tenant's Share of Utilities, as provided in Subsections (i), (ii), and (iii) of this Subsection (A), it being the intention of the parties that all of such expenses be allocated to rentable space in the Building.

                           (v) Should any of the percentages in Subsections (i),
(ii), and (iii) of this Subsection (A) change during a Lease Year, it shall be averaged by applicable days, and the prorated percentage shall be the applicable percentage for that Lease year.

                  B. (1) The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance, administration and operation of the Facility as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to insurance premiums (including payment of commercially reasonable deductibles and co-insurance payments), maintenance and repair costs; window washing, cleaning and janitorial services, wages payable to employees of Landlord whose duties are related directly to the operation, administration, and maintenance of the Property and Facility; amounts paid to contractors or subcontractors for work or services performed related directly to the operation, administration, and maintenance of the Property and Facility; all costs of


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



uniforms, supplies and materials used in direct support of the operation, administration, and maintenance of the Property and Facility; all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits; and any other expense imposed on Landlord, pursuant to law or pursuant to any collective bargaining agreement covering such employees; reasonable attorney's fees and costs in connection with appeal or contest of real estate or other taxes or levies; and such other expenses as may be ordinarily incurred in the operation, administration, and maintenance of an office complex and not specifically set forth herein; and assessments attributable to the Facility on account of costs incurred by any business park association for the business park in which the Facility is located. Operating Expenses shall be reduced by reimbursements, credits, discounts, reductions, refunds or other allowances received by Landlord for items of cost included in an Operating Expense, excluding reimbursements to Landlord by Tenant under this Lease or by any other tenant under any other lease(s) which affect the Facility.

                           (2) Except as provided in Subsection (3) of the
Subsection (B), the term "Operating Expenses" shall not include any capital improvements to the Facility (including costs to remedy defects in the original construction of the Building) other than normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by the exercise of the right of eminent domain or by fire, windstorm or other insured casualty; expenses incurred in leasing to or procuring tenants (including, without limitation, advertising and promotion expenditures and attorneys fees attributable to lease negotiations); costs that are separately billed to tenants and for which Landlord receives reimbursement; leasing commissions; costs and expenses for improving or renovating space for tenants; legal expenses incident to enforcement by Landlord of the terms of any lease; interest or principal payments on any mortgage or other indebtedness of Landlord; depreciation allowance or expense; attorneys' fees, cost and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or other property of the Landlord; any expense in connection with services or other benefits of a type or quality which Tenant is not entitled to receive under this Lease but which are provided without reimbursement by direct payment to another tenant or occupant of the Building; costs due to violation by Landlord or its agent of the terms and conditions of any lease or of any law, statute, ordinance, or of any insurance rating bureau or other quasi-public authority, or of any debt agreement or the Ground Lease; Ground Lease Rent; property management fees shall be limited to five percent (5%) of rent and Operating Expenses (exclusive of such management fees) and all other management and owner salary compensation should be excluded; any expense for which Landlord is compensated by proceeds through insurance; any cost paid to any person or entity related to Landlord which is in excess of the amount which would be paid absent such relationship; any cost for any facility other than the Facility. Landlord shall use its best efforts to cause Operating Expenses to be commercially reasonable.


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


                           (3) Notwithstanding the foregoing, in the event
Landlord installs equipment in or makes improvements or alterations to the Facility that are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or that are required under any governmental laws, regulations, or ordinances which were not required at the Commencement Date of the Term of this Lease and are not incurred to correct defects in the original construction of the Building, Landlord may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis. Operating Expenses shall also be deemed to include expenses incurred by Landlord in connection with the maintenance of city sidewalks adjacent to the Property or expenses incurred by Landlord in connection with any other public facility to which Landlord or the Facility is from time to time subject in connection with operations of the Property and Facility.

                  C. The term "Taxes" shall mean and include all personal property taxes of Landlord relating to Landlord's personal property located at the Facility and used or useful in connection with the operation and maintenance thereof, real estate taxes, and installments of special assessments, including interest thereon, levied or assessed against the Facility, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, that is levied or assessed against the Facility by the United States of America or the state in which the Facility is located or any political subdivision thereof, against Landlord or all or any part of the Facility and which become due and payable during the respective Lease Year. The term "Taxes" shall specifically include all personal property taxes relating to Landlord's personal property located at the Facility and used or useful in connection with the operation and maintenance thereof and real estate taxes relating to the Facility payable by Landlord under the Ground Lease during the respective Lease Year. It shall not include any gross receipts, net income tax, estate tax, inheritance tax, penalties or interest for late payment of real estate or personal property taxes.

                  D. The term "Ground Lease Rent" shall mean and include all rent and other amounts payable during the term of this Lease by Landlord or Landlord's successors and assigns under the Ground Lease (excluding real estate and personal property taxes which are included in Taxes as provided in Section
2.02 (C).

                  E. The term "Utilities" shall mean and include all costs and expenses associated with electricity, steam, water, sewer, gas, fuel, lighting, trash and rubbish removal, and any other utility charges used on or about the Facility, excluding any such utility expenses which are billed separately to any tenant of the Facility.

                  F. The term "Service Charges" shall mean all amounts or fees payable by Tenant under this Lease other than Base Rent, Tenant's Share of Operating Expenses, Tenant's Share of Taxes and Tenant's Share of Utilities and shall include any taxes due to Landlord under Section 2.06 or 2.07 below. Landlord reserves the right to contract for services which will be consumed within the Premises separately with those providing such services. To the extent Landlord contracts separately for services to be consumed within the Premises, Tenant shall be billed for such services as a Service Charge.

         2.03 Additional Rent Estimates. Landlord shall estimate for each such Lease Year (i) the total amount of Operating Expenses; (ii) the total amount of Taxes; (iii) the total amount of Utilities; (iv) the total amount of Service Charges Payable by the Tenant. Said estimate shall be in writing and Landlord shall use reasonable efforts to deliver or mail same to Tenant at the Premises within ninety (90) days of the close of each Lease Year. Landlord may adjust such estimates from time to time during the Lease Year.

         2.04 Payment of Additional Rent Estimates. Tenant shall pay the Additional Rent so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Tenant after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

         2.05 Annual Determination of Additional Rent. Upon completion of each Lease Year, Landlord shall determine the actual amount of Operating Expenses, Taxes, Utilities and Service Charges for such Lease Year and Tenant's Share thereof and deliver a written, itemized certification of the amounts thereof to Tenant not later than 120 days after the end of such Lease Year. If Tenant has paid less than Tenant's Share of Operating Expenses, Tenant's Share of Taxes, Tenant's Share of Utilities, and Service Charges payable by Tenant for any Lease Year, Tenant shall pay the balance of the same within thirty (30) days after the receipt of such statement. If Tenant has paid more than Tenant's Share of Operating Expenses, Tenant's Share of Taxes, Tenant's Share of Utilities, and Service Charges for any Lease Year, Landlord shall credit such excess against the most current monthly installment or installments due Landlord for Additional Rent estimates. A pro rata adjustment shall be made for a fractional Lease Year occurring during the Term of this Lease or any renewal or extension thereof based upon the number of days of the Term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this
Article II shall be adjusted accordingly. Landlord shall provide Tenant with supporting calculations for determining the Additional Rent and copies of documentation supporting


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Landlord's calculations of Additional Rent upon request by Tenant. Landlord reserves the right to charge Tenant for the cost of copying documents which Landlord provides to Tenant under this Section. If, after an audit by Tenant of Additional Rent documentation for any Lease Year, it is determined that Tenant was overcharged or undercharged for Additional Rent in any Lease Year (i) any overcharge shall be credited against the amount Tenant owes for Landlord for current or future Additional Rent or if this Lease has terminated, such overcharge shall be credited by Landlord against any payments Tenant then owes Landlord unless Tenant does not then owe Landlord any payments or the amount of the overcharge exceeds the amount of the payments Tenant owes Landlord, in which case Landlord shall immediately refund the net amount of the overcharge to Tenant, and (ii) any undercharge shall immediately be paid by Tenant to Landlord. If, after an audit by tenant of Additional Rent documentation for any Lease Year, Tenant 's Additional Rent for such Lease Year is adjusted in Tenant's favor by more than five percent (5%) of the Additional Rent paid by Tenant during such Lease Year due to an error committed by Landlord or Landlord's agent, Landlord shall pay to Tenant the amount reasonably incurred by Tenant to conduct such audit or review of the Additional Rent documentation for such Lease Year. Notwithstanding the foregoing, no adjustment to Additional Rent payable by Tenant hereunder for any overcharge or undercharge in the amount of Additional Rent paid by Tenant in any Lease Year disclosed by an audit of Additional Rent Documentation shall be made unless notice of the amount of the overcharge or undercharge is given by Landlord or Tenant to the other within One
(1) year after the end of such Lease Year; provided however, such time limitation shall not apply to a continuing error for up to Two (2) Lease Years prior to the Lease Year in which the error was discovered.

         2.06 Rental Taxes. Further, Tenant shall pay, also as Additional Rent, any tax or excise on Rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Facility is located or any political subdivision thereof, against Landlord in respect to the Rent or other charges reserved under this Lease or as a result of Landlord's receipt of such Rents or other charges accruing under this Lease, all of which shall herein be termed "Rental Taxes"; provided, however, Tenant shall have no obligation to pay net income taxes of Landlord.

         2.07 Tenant's Taxes. Tenant shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, and when possible, Tenant shall cause such trade fixtures, furnishing, equipment and other personal property to be assessed and filed separately from the property of Landlord. In the event any or all of Tenant's trade fixtures, furnishings, equipment or other personal property, or Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such Taxes within twenty (20) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such Taxes applicable to Tenant's personal property. Landlord shall provide supporting documentation for such Taxes upon request by Tenant.

                                   ARTICLE III
                        OVERDUE AMOUNTS; RENT INDEPENDENT

         3.01 Payment of Rent. Any Rent or any other charges to be paid by Tenant accruing under the provisions of this Lease that are not paid within ten
(10) days after becoming due, shall bear interest at the rate of two (2) points over the quoted prime rate of interest quoted in the Wall Street Journal per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Tenant's covenants to pay Rent is independent of any other covenant, condition, provision or agreement herein contained. Tenant shall have ten (10) days from the Rent due date to make all payments without penalty.

         3.02 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent stipulated herein shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy in this Lease.

                                   ARTICLE IV
                      TERM, COMMENCEMENT, AND IMPROVEMENTS

         4.01 Demise. Landlord hereby demises and leases to Tenant and Tenant hereby rents and takes from Landlord the Premises for the Term and subject to and with the benefit of the terms, covenants and conditions of this Lease to be occupied and used by Tenant solely for the Permitted Use stated on the Data Sheet and for no other purpose. Landlord shall have the right to grant exclusive rights to parties in the Facility to conduct any particular business or undertaking in the Facility that does not materially interfere with Tenant's use of the Premises. Tenant shall use the Premises solely for the Permitted Use set forth in the Data Sheet. Tenant shall not use or permit, or suffer the use of, the Premises for any other purpose. Tenant shall not permit any business to be operated in or from the Premises by any concessionaire or licensee without the prior written consent of Landlord. In the event Tenant uses, permits or suffers the use of the Premises for any other purpose than the Permitted Use set forth in the Data Sheet, Tenant shall be in breach of this Lease in which case Landlord may, in its sole option, after notice and opportunity to cure such breach as provided in Section 14.03 hereof,

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terminate this Lease and pursue any remedies permitted under this Lease and under the laws of the State of Wisconsin.

         4.02 Tenant Improvements. Landlord represents and warrants that the Premises currently conforms with the Base Building Requirements referred to in Exhibit B hereof. Landlord shall complete the common areas of the Building in conformance with Exhibit B hereof. Landlord and Tenant acknowledge that Landlord on behalf of Tenant, at Landlord's sole expense, will be improving the Premises prior to Tenant's occupancy of it as provided in the Work Letter at Exhibit E hereof (the "Initial Tenant Improvements"); provided, however, Tenant shall pay, prior to its occupying the Premises, the cost of all Work beyond that called for in the plans and specifications attached to Exhibit E, which is occasioned by the change orders requested by Tenant in writing. Tenant shall pay for the extra tenant improvements shown as Extras 1 through 4 on Exhibit F attached hereto. All Initial Tenant Improvements shall comply with the provisions of Article VIII hereof. Tenant shall have access to the Premises upon the execution of this Lease for the purposes of constructing any additional Tenant improvements and not less than 30 days prior to completion of Landlord-constructed Tenant Improvements for installation of data and communications equipment, cabling, and security system, and furniture. Landlord will use its best efforts to complete the Tenant Improvements to be constructed by Landlord as shown on Exhibit E hereof not later than April 30, 2001. In the event such deadline is missed, the Commencement Date of this Lease, the dates for payment of Rent under this Lease, and the Term of this Lease shall be extended on a day-for-day basis through the date of completion. Notwithstanding anything in this Lease to the contrary, Tenant shall not make any structural changes to the Building. For example, Tenant shall not make any holes in any concrete floors or exterior walls or the roof of the building or interfere in any way with any supporting beams in the Building. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE IN CONNECTION WITH THE INITIAL TENANT IMPROVEMENTS. Landlord hereby assigns all warranties, if any, supplied by the contractor(s) which construct the Initial Tenant Improvements to Tenant until the end of the Term whereupon all such warranties shall automatically be deemed reassigned back to Landlord, and Landlord covenants and agrees to cooperate with Tenant during the Term in the enforcement in such warranties.

         4.03 Commencement Date. Tenant shall have and hold the Premises, without any liability or obligation on the part of Landlord to make any alterations, improvements or repairs of any kind in or about the Premises, except as expressly provided herein, for the Term set forth on the Data Sheet unless sooner terminated in the manner provided herein. Subject to Section 4.02 above, the Term shall commence on the Commencement Date as set forth in the Data Sheet. If Landlord shall be unable to give possession of the Premises on the Commencement Date because the construction of the common areas of Facility have not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Landlord shall not be subject to any claims, damages or liabilities for the failure to give possession on said date. Under said circumstances, the Commencement Date shall be the date the Premises are ready for occupancy. The failure of Landlord to give possession of the Premises to Tenant and complete Landlord's Tenant Improvements as described in Section 4.02 above by the Commencement Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder unless not completed by June 1, 2001, in which case Tenant shall have the right to terminate this Lease. If Tenant is given and accepts possession of the Premises on a date earlier than the Commencement Date specified, the Rent reserved herein and all covenants, agreements and obligations herein and the Term of this Lease shall commence on the date that possession of the Premises is given to Tenant. Tenant may have access to the Premises upon the execution of this Lease for the purpose of installing Tenant's Tenant Improvements, fixtures and furniture and other items supplied by Tenant and no rent shall be payable during such time.

         4.04 Acceptance of Premises. The acceptance of possession by Tenant shall be deemed to conclusively establish that the Premises and all other improvements of the Facility required to be constructed by Landlord for use thereof by Tenant hereunder have been completed unless Tenant notifies Landlord in writing within thirty (30) days after the Commencement Date as to any items not completed or which are defective. Tenant shall have access to the Premises 24-hours-per-day, seven-days-per-week.

         4.05 Confirmation of Commencement Date and Term. Within thirty (30) days after the Commencement Date, the Landlord and Tenant shall confirm the Commencement Date and the date the Initial Term expires in writing.

         4.06 Option to Extend. Provided Tenant is not then in default under this Lease, Tenant shall have the right and option to extend the Initial Term of this Lease for three (3) successive periods of three (3) years each (the "Extended Terms"), the Extended Terms to commence immediately upon the expiration of the Initial Term. Such option shall be exercised by delivery of written notice by Tenant to Landlord not less than one hundred twenty (120) days and no more than two hundred forty (240) days prior to the expiration of the Initial Term and, if applicable, the first and second Extended Terms. During the Extended Terms, all of the terms, covenants and conditions of this Lease shall remain in full force and effect, except:

         A. during the first year of the first Extended Term, Annual Base Rent shall increase by three percent (3%) over the Annual Base Rent in effect during the immediately previous year plus the product derived from multiplying: (i) the amount by which Annual Ground Lease Rent (as defined in Section 2.02(D) hereof) in effect at the beginning of the first Extended Term has increased over the Annual Ground Lease Rent in effect at the execution of this Lease by (ii) the percentage that the square footage of the Premises is of total rentable square footage of the Building; and

         B. during the first year of the second and third Extended Terms, Annual Base Rent shall increase by three percent (3%) over the Annual Base Rent in effect during the immediately previous year plus the product derived from multiplying: (i) the amount by which Annual Ground Lease Rent (as defined in Section 2.02(D) hereof) in effect at the beginning of each such Extended Term has increased over the Annual Ground Lease Rent in effect at the beginning of the immediately preceding Extended Term by (ii) the percentage that the square footage of the Premises is of total rentable square footage of the Building; and

         C. during the second and third years of each of Extended Terms, Annual Base Rent shall increase by three percent (3%) over the Annual Base Rent in effect during the immediately previous year; and

         D. there shall be no option to extend this Lease beyond the third Extended Term.

                                    ARTICLE V
                                    SERVICES

         5.01 Landlord's Services. Subject to including the cost thereof in
Article II, Landlord shall provide services as stated in Exhibit D, without further charge except as expressly stated otherwise. If Tenant's hours of operation exceed those set forth in Exhibit D, Landlord shall be entitled to charge Tenant an amount equal to one hundred ten percent (110%) of the cost of all Utilities and other services consumed during hours which exceed Tenant's normal hours as set forth in Exhibit D. The security system Landlord will provide for the Building is described in Exhibit B of this Lease. If Tenant desires further security services, such services shall be procured by Tenant at Tenant's sole expense.

         5.02 Interruption of Services. No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies or other causes shall be deemed an eviction or disturbance of Tenant's use and possession, or render Landlord liable for damages, by abatement of Rent or otherwise or relieve Tenant from any obligation herein set forth, unless caused by Landlord's negligent or intentional act or omission. In no event shall Landlord be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by involuntary guidelines or laws, ordinances or regulations of governmental authority.

         5.03 Adjustment to Operating Expenses. Anything in this Lease to the contrary notwithstanding, Landlord shall have the right to specially assess Tenant a Service Charge for additional services or other items of Operating Expenses (and shall reduce the total of Operating Expenses accordingly) to the extent Tenant's use or consumption thereof due to hours of operation, equipment operated from the Premises, or other reasons, reasonably warrant such assessment. Upon written request by Tenant, Landlord shall provide backup information to support such assessment.

                                   ARTICLE VI
                                    INSURANCE

         6.01 Landlord's Insurance.

                  A. Landlord's Casualty Insurance. Landlord shall, as a portion of Operating Expenses, keep the Facility insured for the benefit of Landlord in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against (i) loss or damage by fire; and (ii) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered including, but not limited to, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage deemed necessary by Landlord, providing such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Facility. Such casualty insurance may include provisions insuring Landlord against loss of Rent. These insurance provisions shall in no way limit or modify any of the obligations of Tenant under any provision of this Lease.

                  B. Landlord's Liability Insurance. Landlord shall, as a portion of the Operating Expenses, maintain, for its benefit and the benefit of its managing agent, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Facility with liability limits which Landlord shall from time to time reasonably determine, but in no event shall such liability limits be less than One Million Dollars ($1,000,000) per each occurrence and Two Million Dollars ($2,000,000) in general aggregate.

         6.02 Tenant's Insurance.

                  A. Tenant's Casualty Insurance. Tenant shall be responsible for keeping all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests that may be located in, upon, or about the Premises insured for the benefit of Tenant in an amount deemed reasonable by Tenant against (i) loss or damage by fire; and (ii) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered including, but not limited to, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Tenant may deem appropriate or necessary. Tenant understands that the insurance carried by Landlord does not cover the risk of loss or damage to Tenant's property, equipment or fixtures.

                  B. Tenant's Liability Insurance. Tenant shall, at Tenant's sole cost and expense, maintain general public liability insurance against claims for bodily and personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Tenant, to the limit of not less than One Million Dollars ($1,000,000) per each occurrence, and to the limit of not less than Two Million Dollars ($2,000,000) in general aggregate. A certificate of such insurance shall be delivered to Landlord on or prior to the Commencement Date.

         6.03 Releases and Indemnity.

                  A. Tenant's Indemnification. Tenant hereby agrees to indemnify and save Landlord, its agents, contractors, servants, employees and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, entity or entities, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any wrongful act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Tenant, its agents, contractors, servants and employees to any person, firm, corporation or entity occurring during the Term of this Lease, or any renewal thereof, in or about the Premises and Facility, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought against Landlord, its agents, contractors, servants, employees or its managing agent by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding.

                  B. Landlord's Indemnification. Landlord hereby agrees to indemnify and save Tenant, its agents, contractors, servants, employees and its managing agent harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, entity or entities, arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed, pursuant to the terms of this Lease, or arising from any wrongful act or negligence on the part of Landlord or its agents, contractors, servants, or employees, or arising from any accident, injury or damage to the extent caused by Landlord, its agents, contractors, servants and employees to any person, firm, corporation or entity other than Tenant, or its employees or agent, occurring during the Term of this Lease or any renewal thereof, in or about the Premises and Facility, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in any case any action or proceeding be brought against Tenant, its agents, contractors, servants, employees or its managing agent by reason of any such claim Landlord, upon notice from Tenant, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Tenant.

                  C. Tenant's Waiver. Tenant agrees, to the extent not expressly prohibited by law, that Landlord, its agents, contractors, employees and servants shall not be liable, and Tenant waives all claims for damage to property and business sustained during the Term of this Lease by Tenant occurring in or about the Facility, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Facility, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act or omission of Landlord, its agents, contractors, employees or servants, or any tenant or occupant of the Building or any other person. This Subsection shall not apply to matters caused by the wrongful acts or negligence of Landlord or its agents, employees, contractors and servants. This Subsection shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Facility or any other persons (other than Landlord), and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

                  D. Tenant's Property. All property on or about the Facility or the Premises belonging to Tenant, its agents, employees, invitees or otherwise located at the Premises, shall be at the risk of Tenant only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof and Tenant agrees to defend and hold Landlord, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to or arising out of such property, except to the extent such claims or liability result from the negligence or willful acts of Landlord, its agents, contractors, employees, servants and its managing agent.

                  E. Releases. Landlord and Tenant each agree that such policy or policies of insurance for loss or damage by fire or other risks shall permit releases of liability as herein provided and shall include a waiver of subrogation clause as to Tenant and Landlord respectively. Each party hereto waives, releases and discharges the other party from all claims or demands whatsoever for which there is insurance coverage (including self-insurance) which the waiving party may have arising out of damage to or destruction of the waiving party's property or loss of use thereof occasioned by fire of other casualty, which such claim or demand may arise because of the negligence or fault of the other party, its agents, employees, customers or business invitee, or otherwise and the waiving party agrees to look to its insurance coverage (including self-insurance) only in the event of such loss.

         6.04 Increase in Fire Insurance. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. If Tenant's occupancy causes any increase in premiums for fire or casualty insurance for the Building, or any part thereof, above the rate of the least hazardous type of occupancy legally permitted in the Premises, Tenant shall pay the additional premium on such insurance.

                                   ARTICLE VII
                       CERTAIN RIGHTS RESERVED BY LANDLORD

         7.01 Rights Reserved. Landlord reserves the following rights exercisable without notice and without liability to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for setoff or abatement of Rent:

                  A. To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Facility and in the corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises.

                  B. To reasonably designate, limit, restrict and control any service in or to the Facility, including, but not limited to, the designation of sources from which Tenant may obtain sign painting and lettering. Any restriction, designation, limitation or control imposed by reason of this Subsection shall be imposed uniformly on Tenant and other tenants occupying space in the Facility.

                  C. To retain at all times keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Landlord. This provision shall not apply to Tenant's safes, or other areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments or like items.

                  D. To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Facility, or any part thereof; and for such purposes to enter upon the Premises (but only upon twenty four hours notice to tenant, except in emergencies or for cleaning when no notice shall be required) and during the continuation of any of said work, to temporarily close doors, entry ways, public spaces, and corridors in the Facility and to interrupt or temporarily suspend services and facilities. Landlord shall take reasonable precautions so as to minimize the unnecessary interruption of Tenant's business.

                  E. To restrict or prohibit vending or dispensing machines of any kind in or about the Premises except any such machines that are within the Premises and not visible from outside the Premises.

                  F. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Facility and to require all such items to be moved into and out of the Facility and the Premises only at such times and in such manner as Landlord shall direct in writing. Such approval shall not be unreasonably withheld, conditioned or delayed.

                                  ARTICLE VIII
                          ALTERATIONS AND IMPROVEMENTS

         8.01 Alterations. Tenant shall not make any improvements, alterations, additions or installations in or to the Premises (hereinafter referred to as the "Work") without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the preceding sentence, Tenant need not obtain Landlords consent to Work in any single instance where the projected cost of such Work is less than Ten Thousand Dollars ($10,000) but only if no part of such Work will be visible from anywhere outside of the Premises. Along with any request for Landlord's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Facility, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors and necessary permits and licenses. Tenant agrees to defend and hold Landlord forever harmless from any and all claims and liabilities of any kind and description that may arise out of or be connected in any way with said improvements, alterations, additions or installations. All Work shall be done only by contractors or mechanics reasonably approved by Landlord and at such time and in such manner as Landlord may from time to time reasonably designate. All Work done by Tenant, its agents, employees, or contractors shall be done in such a manner as to avoid labor disputes. Except as provided in Section 4.02 hereof, Tenant shall pay the cost of all such improvements, alterations, additions or installations and also the cost for restoring, or repairing the Premises and the Facility occasioned by such improvements, alterations, additions or installations, ordinary wear and tear excepted. Upon completion of the Work, Tenant shall furnish Landlord with final waivers of liens. The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Tenant shall permit Landlord to inspect construction operations in connection with the Work. Tenant shall not be allowed, without Landlord's reasonable approval, to perform such Work if such action would materially interfere with Landlord's operation of the Facility.

         8.02 Removal of Improvements. Landlord, by written notice to Tenant, may require Tenant to remove such Work installed by Tenant in the Premises at Tenant's sole cost and expense, and repair or restore any damage caused by the installation and removal of such work prior to Tenant's vacating the Premises at the termination of this Lease; provided however, Tenant shall not be required to remove the Initial Tenant Improvements referred to in Section 4.02 hereof.

                                   ARTICLE IX
                             REPAIRS AND MAINTENANCE

         9.01 Tenant's Duty of Repair. Subject to Article VI hereof, Tenant shall, during the Term of this Lease, at Tenant's sole expense, keep the Premises in as good order, condition and repair as they were at the time Tenant took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Tenant shall keep the Premises in a neat condition and shall not commit any nuisance or waste on the Premises or in, on, or about the Facility, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Landlord. All damage or injury to the Premises, or to the Facility caused by Tenant's moving furniture, fixtures, equipment, or other devices in or out of the Premises or Facility or by installation or removal of furniture, fixtures, equipment, devices or other property of Tenant, its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord. All repairs, restorations and replacements shall be in quality and class equal to the original work. Tenant shall do such periodic painting, and cleaning of the Premises as may be reasonably required by Landlord. If Tenant refuses or neglects to repaint or repair promptly and adequately after written demand, Landlord may make the repairs or painting without liability to Tenant for any loss or damage that may accrue to Tenant's property by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs upon presentation of bills therefor.

         9.02 Maintenance by Landlord. Landlord shall keep and maintain the foundations, roof, heating and air conditioning equipment, plumbing, elevators, electrical equipment and appurtenances and structural portions of the walls of the Premises installed by Landlord, including all windows and doors contained in the walls which comprise the boundaries of the Premises, and all common areas in good condition and repair, except for repairs thereto as may be required by reason of the acts of Tenant, its employees, agents, invitees, licensees and contractors, normal wear and tear excepted. Landlord shall keep and maintain in good condition and repair common areas and all portions of the Building not leased and demised to Tenants thereof.

         9.03 Right of Entry. Subject to applicable laws, Landlord or its employees or agents shall have the right to enter the Premises at any reasonable time or times (but only upon twenty four hours notice to tenant, except in emergencies and for routine cleaning when no notice shall be required) for the purpose of inspection, cleaning, repairs, altering, or improving the same but nothing contained herein shall be construed as imposing any obligation on Landlord to make any repairs, alterations or improvements that are the obligation of Tenant. Landlord shall take reasonable precautions so as to minimize the unnecessary interruption of Tenant's business.

                                    ARTICLE X
                            ASSIGNMENT AND SUBLETTING

         10.01 Assignment by Tenant. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or
(iv) permit the regular use of the Premises by any parties other than Tenant, its affiliates, agents and employees. Tenant shall seek such written consent of Landlord by a written request therefore delivered to Landlord at least thirty
(30) days prior to such assignment or subletting. Tenant's notice shall include
(i) all of the terms of the proposed assignment or sublease, (ii) the consideration therefor, and (iii) the name and address of the proposed assignee or subtenant. Tenant shall attach a true and complete copy of the proposed assignment or sublease to such notice. Tenant shall also provide to Landlord such additional information regarding such assignment or subletting as Landlord reasonably deems necessary. In making Landlord's determination as to whether to consent to any proposed sublease or to any proposed assignment of this Lease, it shall be reasonable for Landlord to take into consideration, without limitation by enumeration, the following factors: (i) the business reputation and credit worthiness of the proposed subtenant or assignee; (ii) the estimated increased pedestrian and vehicular traffic on the Premises and to the Facility which would be generated by the proposed subtenant or assignee; and (iii) the proposed use to be made of the Premises. Notwithstanding the foregoing, Tenant may assign this Lease without Landlord's prior written consent and without release of Tenant from liability under this Lease to any entity controlling, controlled by, under common control with Tenant or any entity that acquires Tenant or Tenant's subsidiary that is the user of the Premises or substantially all of the assets of Tenant or Tenant's subsidiary that is the user of the Premises (collectively, a "Tenant Affiliate").

         10.02 Change in Tenant Status. If, at any time during the Term, Tenant or its guarantor, if any, is (i) a corporation, entity or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having a controlling power in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or, (ii) a partnership or association or otherwise not a natural person (and is not a corporation or trust) and there shall occur any change in the identity of either the managing partner or the controlling interest of such partnership or association who comprise Tenant; then

Tenant shall notify Landlord in writing and Landlord may declare this Lease no longer in effect, by written notice to Tenant given within ninety (90) days after the date of such notice by Tenant. This Section 10.02 shall not apply if, at the execution of this Lease, Tenant or Tenant's guarantor, if any, named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

         10.03 Continuing Liability. No subletting or assignment of this Lease shall release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder unless Landlord shall agree otherwise in writing. The subtenant or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution an executed copy of each such subtenant or assignee. Consent by Landlord to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Landlord's rights under this Article as to any subsequent assignment or subletting.

         10.04 Payment to Landlord.

                  A. Landlord will not unreasonably withhold, condition or delay its consent to Tenant's assignment of the Lease or subletting of such space and incidental rights to the party identified in Tenant's notice, provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord fifty percent (50%) of all net profit derived by Tenant from such assignment or subletting other than to a Tenant Affiliate. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all Rent payable by such assignee or sublessee in excess of all Rent payable by Tenant under this Lease, net of all reasonable expenses incurred by Tenant in obtaining said assignee or sublessee. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

                  B. Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. The percentage of Tenant's profit due Landlord hereunder shall be paid to Landlord within fifteen (15) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

         10.05 Miscellaneous. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this
Article X shall be of no effect and void. Landlord's right to assign its interest in this Lease shall remain unqualified.

                                   ARTICLE XI
                        DAMAGE BY FIRE OR OTHER CASUALTY

         11.01 Premises Destruction. If fire or other casualty shall render the whole or any material portion of the Premises untenantable, then

                  A. If the Premises can reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of such event, Landlord shall repair and restore the Premises and the Facility to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred eighty (180) day period (subject to delays for causes beyond Landlord's reasonable control) and notify Tenant that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable), except if more than fifty percent (50%) of the Premises is rendered untenantable, all Rent shall abate.

                  B. If the Premises cannot reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of such event, either Party, by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

         11.02 Complex Destruction. In the event that the Building is damaged or destroyed by fire or other casualty to the extent of more than one-third (1/3) of the value of the Building, and irrespective of whether damage or destruction can be made tenantable within one hundred eighty (180) days thereafter, then at Landlord's option, by written notice to Tenant, mailed within thirty (30) days from the date of such damage or destruction, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Tenant.

         11.03 Duty to Repair; Rent Abatement. If fire or other casualty shall render the whole or any part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred eighty
(180) days from the date of such event and neither party terminates this Lease pursuant to Section 11.02 hereof; or in the event that the Building is damaged or destroyed by fire or other casualty to the extent of more than one-third (1/3) of the value of the Building and Landlord does not terminate this Lease pursuant to Section 11.02 hereof, then Landlord shall repair and restore the Premises and the Facility to as near their condition prior to the fire or other casualty as is reasonably possible, the work to be commenced and prosecuted with all due diligence and speed (subject to delays for causes beyond Landlord's reasonable control), and the Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises that is untenantable), except if more than fifty percent (50%) of the Premises is rendered untenantable, all Rent shall abate. In no event shall Landlord be obligated to repair or restore any special equipment or improvements installed by Tenant at Tenant's expense.

         11.04 Proration upon Termination. In the event of a termination of this Lease pursuant to this Article XI, Rent, to the extent not abated, shall be apportioned on a per diem basis and paid to the date of termination.

                                   ARTICLE XII
                                 EMINENT DOMAIN

         12.01 Public Taking. All damages except as specifically provided in
Section 12.03 hereinafter, awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in said award. In the event that fifty percent (50%) or more of the Building area or fifty percent (50%) or more of the value of the Facility is taken by public authority under the power of eminent domain, then, at Landlord's option, by written notice to Tenant, mailed within thirty (30) days from the date possession shall be taken by such public authority, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Tenant.

         12.02 Tenant's Election. Further, if the whole or any material part of the Premises or of the parking available to occupants of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable in Tenant's reasonable opinion, for the Tenant's operations, upon delivery of possession to the condemning authority pursuant to the proceedings, Tenant may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Landlord, such notice to be given to Landlord within thirty (30) days after Tenant receives notice of the taking. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (i) the business of Tenant conducted in the portion of the Premises taken cannot in Tenant's reasonable judgment be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Tenant pursuant to clause (ii) hereof), and (ii) Tenant cannot secure substantially similar (in Tenant's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Landlord in the Facility. Any notice of termination shall specify a date no more than one hundred twenty (120) days after the giving of such notice as the date for such termination.

         12.03 Tenant's Damages. Anything in this Article XII to the contrary notwithstanding, Tenant shall have the right to pursue, apply for and receive a separate award for damages suffered solely by Tenant in the event of an eminent domain or condemnation proceeding, including, but not limited to, (i) the cost of moving, or of realigning, removing and relocating Tenant's trade fixtures, equipment and personal property, and (ii) Tenant's lost or diminished value of Tenant's leasehold interest or any other matters which are separately compensable solely to Tenant.

         12.04 Restoration and Rent. Anything in this Article XII to the contrary notwithstanding, in the event of a partial condemnation of the Facility or the Premises and this Lease is not terminated, Landlord shall, at its sole cost and expense, restore the Premises and Facility to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the rentable square footage of the Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the rentable square footage of the Premises prior to such taking.

                                  ARTICLE XIII
                              SURRENDER OF PREMISES

         13.01 Surrender by Tenant. On or before the date thirty (30) days prior to the date Tenant vacates the Premises, Tenant shall arrange a meeting with Landlord to review the condition of the Premises. On the last day of the Term of this Lease, or on the sooner termination thereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as herein provided, ordinary wear and tear excepted. On or before the last day of the Term of this Lease, or the date of sooner termination thereof, Tenant shall at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises and all property not removed shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof, and Landlord shall not be liable in any manner in respect thereto except to the extent caused by Landlord's negligence. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Tenant excepted. Tenant shall reimburse Landlord upon demand for any expenses reasonably incurred by Landlord with respect to removal, transportation, or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All alterations, additions and fixtures, other than Tenant's trade fixtures and equipment, that have been made or installed by either Landlord or Tenant upon the Premises, shall remain the property of Landlord and shall be surrendered with the Premises as a part thereof. If the Premises are not surrendered at the end of the Term or sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys fees resulting therefrom. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of combinations on any vaults, locks and safes left on the Premises.

         13.02 Holding Over. In the event Tenant remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Landlord's written consent, it shall be deemed to be occupying the Premises as a Tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Rent shall be escalated to Landlord's then current Rent for the Premises according to Landlord's then current rental rate schedule for prospective tenants. In the event Tenant remains in possession of the Premises after the termination of this Lease and without the execution of a new lease and without Landlord's written consent, Tenant shall be deemed to be occupying the Premises without claim of right and Tenant shall pay Landlord for all costs arising out of loss or liability resulting from delay by Tenant in so surrendering the Premises as above provided and shall pay a charge for each day of occupancy an amount equal to double the Rent payable immediately prior to the termination of this Lease (on a daily basis).

                                   ARTICLE XIV
                                     DEFAULT

         14.01 Remedies Cumulative; No Waiver. All rights and remedies of Landlord herein enumerated shall be cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled in case of any breach or threatened breach of Tenant of any provision of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of Rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such Rent paid) shall not be deemed a waiver of such breach, and no waiver by Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. The consent or approval of Landlord to or of any act of the Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant or his successors. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Lease.

         14.02 Tenant Change in Status. If, during the Term of this Lease or any renewal Term, (i) Tenant shall make an assignment for the benefit of creditors (but this shall not include an assignment made solely for collateral purposes), or (ii) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy and the same not be dismissed or stayed within sixty (60) days of its filing, or (iii) a receiver be appointed for the property of Tenant by reason of the insolvency of Tenant, or (iv) any department of the state or federal government, or any officer thereof, duly authorized, shall take possession of the business or property of Tenant by reason of the insolvency of Tenant and such action not be stayed or terminated within sixty
(60) days thereafter, then, the occurrence of any of such contingencies shall be deemed a breach of this Lease and this Lease shall ipso facto upon the happening of any of said contingencies be terminated and the same shall expire as fully and completely as if the day fixed for the termination of the Initial Term of this Lease or any renewal thereof; as the case may be, had occurred, and Tenant will then quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided. As used in this Section, the term "Tenant" shall also mean any guarantor of Tenant's obligations under this Lease.

         14.03 Tenant Breach. If, during the Initial Term of this Lease or any renewal Term, (i) Tenant defaults in any payment of the Rent expressly reserved hereunder, or any part of the same and such default shall continue for ten (10) days after written notice thereof by Landlord; (ii) Tenant shall default in fulfilling any of the covenants, obligations, or agreements of this Lease (other than the covenants for the payment of Rent payable by Tenant hereunder), or
(iii) this Lease, without the prior written consent of Landlord or except as expressly permitted herein, shall be assigned, pledged, mortgaged, transferred, or sublet in any manner, and such default in (ii) shall continue for thirty (30) days after service of notice of the default by Landlord, or in the event of a default or contingency set forth in (ii) hereinabove cannot with due diligence be cured within a period of thirty (30) days, if Tenant fails to proceed promptly after the service of said notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with diligence within thirty (30) days, the time within which Tenant is to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), Landlord, at its option, may pursue the remedies as set forth hereinafter.

         14.04 Remedies upon Default. In the event of a default by Tenant as set forth hereinabove Landlord at its option may (i) terminate this Lease and upon such termination Tenant will quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided, or (ii) without terminating the Lease, Landlord or Landlord's agent or servant may re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossession proceedings or otherwise, without being liable to indictment, prosecution, or damage therefore and repossess and enjoy the Premises, together with all additions, alterations and improvements, without such re-entry and repossession working a forfeiture or waiver of the Rents to be paid and the covenants to be performed by Tenant during the full Term of this Lease.

         A. Upon termination of this Lease or expiration of Tenant's right to occupy the Premises by reason of the happening of any of the foregoing events, or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a default or breach of this Lease on the part of Tenant, Landlord may, at its option, at any time and from time to time relet the Premises or any part or parts thereof, for the account of Tenant or otherwise, and receive and collect the Rent therefor, applying the same first to the payment of such expenses as Landlord may have reasonably incurred in recovering possession of the Premises, including the commercially reasonable attorney's fees and expenses for putting the same into good order and condition or preparing or altering the same for re-rental to the extent Landlord deems necessary or desirable and all other commercially reasonable expenses, commissions and charges paid, assumed or incurred by Landlord in or about reletting the Premises and then to the fulfillment of the covenants of Tenant hereunder. Any such reletting herein provided for may be for the remainder of the Initial Term or any renewal Term of this Lease, as originally granted, or for a longer or shorter period; Landlord shall have the right to change the character and use made of the Premises, and Landlord shall not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant about reletting. Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to re-let the Premises and otherwise mitigate its damages.

         B. In any such case, and whether or not the Premises or any part thereof be relet, Tenant shall pay to Landlord Rent and other charges required to be paid by Tenant up to the later of the time of such termination of the Lease or of such recovery of possession of the Premises by Landlord, as the case may be, and thereafter, except in a case in which liability of Tenant (as hereinafter provided), arises by reason of the happening of the insolvency of Tenant, Tenant covenants and agrees, if required by Landlord, and subject to Landlord's statutory duty to mitigate damages, to pay to Landlord until the end of the Initial Term of this Lease, and/or any renewal Term, as the case may be, the equivalent of the amount of all Rent reserved hereunder, and all other charges required to be paid by Tenant, less the net proceeds of reletting, if any. Landlord shall have the election in place of and instead of holding Tenant so liable forthwith to recover against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination of this Lease or of such recovery of possession of the Premises by Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the Rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the Initial Term, and/or any renewal Term, as the case may be, over the then present worth of the fair market Rents and all other charges for the Premises for the balance of such Term.

         14.05 Remedies Upon Insolvency. If this Lease shall terminate by reason of the bankruptcy or insolvency of Tenant, as above set forth, Landlord shall be entitled, notwithstanding any other provisions of this Lease or any present or future law, to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all Rent unpaid at the time of such termination) as damages for loss of the bargain, and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the then present worth of the aggregate of the Rent and other charges payable by Tenant hereunder that would have accrued for the balance of the Initial Term and any renewal Term, as the case may be, over the then present worth of the fair market Rents and all other charges for the Premises for the balance of the Initial Term and any renewal Term, as the case may be, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved. In such case, Landlord shall be entitled to prove, as and for liquidated damages by reason of such breach and termination of this Lease, the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the then present worth of the Rent and all other charges reserved herein over the then present worth of the fair market Rents and all other charges, referred to above.

         14.06 Fees and Expenses; Late Fee. Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including reasonable attorney's fees and fees of agents and others retained by Landlord, incident to the enforcement of Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord's fault to become involved or concerned. The prevailing party in any litigation concerning this Lease shall recover all reasonable attorney fees and other expenses in addition to costs taxable at law. In addition to the foregoing remedies, if any payment of Rent is not paid within ten (10) days after the time it is due, Tenant shall pay a late charge equal to five percent (5%) of the amount of such overdue payment per month or portion thereof as liquidated damages for Landlord's extra expense and handling of such past due amount.

         14.07 Landlord's Default. Landlord shall be deemed to be in default under this Lease if Landlord shall fail to perform any of its obligations under this Lease within thirty (30) days after written notice specifying such default from Tenant, or such longer period of times as is reasonable if the default is not reasonably susceptible of cure within thirty (30) days, Landlord commences cure within such thirty (30) day period and diligently pursues cure to completion. Upon such default, Tenant shall be entitled to all remedies at law or in equity, including but not limited to termination, suit for specific performance, injunctive relief, and damages, and right to cure such default at Tenant's expense and set-off such expenses against the next amounts coming due under this Lease.

                                   ARTICLE XV
                        SUBORDINATION AND ESTOPPEL; LIENS

         15.01 Subordination of Lease. This Lease shall be subject and subordinate to any mortgage or deed of trust now or hereafter placed upon the Building or Facility, or any portion thereof by Landlord, its successors or assigns and to the Ground Lease and to amendments, replacements, renewals and extensions thereof; provided, however, that the mortgagee, trust deed holder or Ground Lease lessor agrees in writing with the Tenant or adequate provision is made in the mortgage, trust deed or Ground Lease so that regardless of any default or breach under such mortgage, trust deed or Ground Lease or of any possession or sale of the whole or part of the Premises under or through the mortgage, trust deed or Ground Lease, this Lease and Tenant's possession shall not be disturbed by the mortgagee, trust deed holder or the Ground Lease lessor or any other party claiming by, under or through the mortgage, trust deed or Ground Lease; provided further, however, that Tenant shall continue to observe and perform Tenant's obligations under the Lease and pay rent to whomsoever may be lawfully entitled to the same from time to time.

                  A. Tenant agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases, or other documents that may reasonably be required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage or deed of trust or to the Ground Lease. The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

                  B. Provided that the mortgagee, trust deed holder under any mortgage, deed of trust or holder of any other security interest shall have notified Tenant in writing of its address, Tenant shall give such mortgagee, trust deed holder, or holder of other security interest, simultaneously with delivery of notice to Landlord, by registered or certified mail, a copy of any notice of default by Landlord of any provision under this Lease and the period that Landlord has to cure such default. Further, Tenant shall give the lessor under the Ground Lease, to the last known address of the Landlord under the Ground Lease (a copy of which has been provided to Tenant), simultaneously with delivery of notice to Landlord, by registered or certified mail, a copy of any notice of default by Landlord of any provision under this Lease and the period that Landlord has to cure such default at the address set forth in the Ground Lease or other address given by the Ground lessor.

                  C. Landlord and Tenant agree from time to time upon not less than twenty (20) days prior written request by the other to deliver to the other a statement in writing certifying (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and stating the modification); (ii) the dates to which the Rent and other charges have been paid; (iii) the non-requesting party has no knowledge that the requesting party is in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly Rent currently payable by Tenant; (v) the amount of any prepaid Rent; and (vi) such other matters as may reasonably be requested by the requesting party or any mortgagee or prospective purchaser of the Facility; it being intended that any such statement delivered pursuant to this Section 15.01 may be relied upon by third parties, including but not limited to any prospective purchaser of the Landlords interest in the Ground Lease or of the fee of the Facility, or any mortgagee or assignee of the Landlord.

         15.02 Liens. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, nor shall any interest or estate of Landlord in the Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or virtue of any express or implied contract by Tenant. Any claim to or lien upon the Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Premises. Tenant will not permit the Premises to become subject to any mechanics', laborers' or materialman's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the discretion of Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien. Tenant may provide, at Tenant's expense, a bond for the same, which bond satisfies all statutory requirements, from a bonding company licensed in Wisconsin and reasonably acceptable to Landlord or affirmative title insurance coverage from a title insurance company licensed to do business in the state of Wisconsin. On any final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all property costs and charges, and will, at Tenant's expense, have the lien released any judgment satisfied.

                  If Tenant shall then fail to contest the validity of any lien or claimed lien within thirty (30) days after obtaining actual knowledge of the same, or provide a bond or affirmative title insurance coverage for the same within thirty (30) days of Landlord's request for the same; shall fail to prosecute such contest with diligence; or shall fail to release all liens within ninety (90) days (or such longer period as is necessary provided that Tenant proceeds with diligence) of their filing (unless bonded or insured against as provided in this Section 15.02 for a longer period); or satisfy any judgment rendered thereon within thirty (30) days of the date rendered, then Tenant shall be in default thereunder and Landlord may, at Landlord's election (but not at Landlord's obligation), remove or discharge such lien or claim for lien (with the right in Landlord's discretion, to settle or compromise the same), and any amounts advanced by Landlord for such purposes, including reasonable attorney's fees, shall be paid by Tenant to Landlord at the next rent date after any such payment by Landlord.

         15.03 Landlord's Subordination. Landlord agrees, upon request of Tenant, to subordinate its lien rights with respect to Tenant's property, whether statutory or otherwise, to the security interest of Tenant's lender or vendor, subject, however, to Sec. 704.05, Wisc. Stats., relating to storage lien in favor of Landlord against Tenant's personal property if Tenant removes from the Premises an leaves personal property.

                                   ARTICLE XVI
                              HAZARDOUS SUBSTANCES

         16.01 Hazardous Substances. Landlord, but not Landlord's mortgagee or any successor or party claiming through Landlord's mortgagee, shall indemnify and hold harmless the Tenant from any and all claims, damages, fines, judgements, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising before, during or after the Lease Term from or in connection with the presence or suspected presence of Hazardous Substances in, on or about the Facility, Building or Premises caused by Landlord, Landlord's agents, contractors, employees and servants and in connection with matters covered by that certain Remedial Action Report as defined in that certain "University Research Park, Incorporated Indemnification Agreement" dated November 16, 2001 by and between University Research Park, Incorporated and Rosa Point, LLC.

         16.02 Tenant's Obligations and Indemnification. Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of in, on or about the Facility, Building or Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in an office environment and are necessary to Tenant's business. It is specifically understood and agreed that Tenant shall have the right to store items such as paints, thinners, soldering materials, spray lubricants and paint cleaners, solvents and further similar or dissimilar products required by its business operation. Any such Hazardous Substances permitted on the Premises as hereinabove provided, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Substances. Tenant shall indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, cost, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Lease Term from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Property, Building or Premises by Tenant, Tenant's agents, employees, contractors, invitees, subtenants or assigns.

         16.03 Underground Storage Tanks. Neither Landlord nor Tenant shall install any underground storage tanks on the Property.

         16.04 Damages. Notwithstanding anything to the contrary stated hereinabove, the indemnifications contained in Sections 16.01 and 16.02 above shall not include any consequential damages (including, but not limited to, loss of use, loss of rents and loss of business) incurred by either Landlord or Tenant, but shall expressly include, without limitation, any and all costs incurred due to any investigation of the Facility or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. The indemnifications contained herein shall survive the expiration of the Term of this Lease.

         16.05 Definition of Hazardous Substances. As used herein, "Hazardous Substances" means any substance that is toxic, ignitable, reactive, or corrosive or which is regulated by "Environmental Laws." The term "Environmental Laws" means federal, state and local laws and regulations, judgements, orders and permits governing the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended (CERCLA), the Resource Conservation and Recovery Act, as amended 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act 42 U.S.C. 7401 the Toxic Substance Control Act, 15 U.S.C. 2601 et seq. and the Safe Drinking Water Act, 42 U.S.C. 300f through 300j. "Hazardous Substances" includes any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substances" includes but is not restricted to asbestos, polychlorinated biphenyls ("PCBs") and petroleum products.

         16.06 Current Environmental Contamination. The parties hereby acknowledge that the Property contains petroleum contamination from leaky underground storage tanks which were once on the Property. Such contamination is currently being remediated by the Board of Regents of the University of Wisconsin. Landlord has entered into an Environmental Indemnification Agreement with regard to such contamination with the landlord under the Ground Lease.

                                  ARTICLE XVII
                                  MISCELLANEOUS

         17.01 Further Terms. The parties also agree:

                  A. Landlord shall pay any Brokers commission payable to Advantage Osborne, LLC, as a result of the parties entering into this Lease. Except for Advantage Osborne, LLC, no Broker negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith.

                  B. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by personal delivery, by facsimile transmission, or by certified or registered mail, postage prepaid, addressed to the respective party at the address set forth on the Data Sheet, or at such other address and/or facsimile number as such party may hereafter designate by written notice to the other party, in which case said notice shall be effective at the time of personal delivery, evidence of successful facsimile transmission, or three (3) business days after mailing such notice.

                  C. All rights and remedies of Landlord under this Lease or that may be provided by law may be executed by Landlord in its own name, individually, or by its agent of whose appointment Tenant shall have written notice in the name of Landlord, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XIV, may be commenced and prosecuted to final judgment and execution by Landlord or its agent.

                  D. Landlord covenants and agrees that Tenant, upon paying Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, within applicable cure periods, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease.

                  E. The covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant and its permitted successors and permitted assigns.

                  F. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the State of Wisconsin.

                  G. Tenant covenants that it will not abandon the Premises during the Term of this Lease. If Tenant vacates the Premises, Landlord may, upon twenty (20) days prior written notice to Tenant, terminate this Lease.

                  H. (1) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Facility at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Landlord contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                           (2) In the event of a sale or conveyance by Landlord
of the Facility or any part of the Facility, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease.

                  I. The marginal or topical headings of the several Articles and Sections are for convenience only and do not define, limit or construe the contents of said Articles and Sections.

                  J. This Lease and the Exhibits and attachments, if any, set forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and replaces and supersedes all previous agreements, if any, and there are no covenants, promises, agreements or conditions, or understandings, either oral or written, between them other than those herein set forth. It is acknowledged that Landlord has made no representations as to location or tenancy of other tenants in the Building, and Landlord reserves the right to reduce or increase the number and type of tenants in the Building from time to time.

                  K. Except as otherwise provided herein, this Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Landlord from Tenant or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required, unless specifically agreed to in writing by Landlord. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines in its sole discretion.

                  L. Landlord shall have the right, without materially and adversely affecting Tenant's operations at the Premises, to close any portion of the Building or Facility to the extent as may, in Landlord's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Landlord shall at all times have full control, management and direction of the Facility, subject to the Ground Lease and recorded covenants and restrictions and subject to Tenant's rights in the Premises as provided hereunder, and Landlord reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Facility (without material reduction in parking at the Facility) and the other tenancies, premises and buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Facility, and to change the name, address, number or designation by which the Facility is commonly known. No implied easements are granted by this Lease. Tenant shall have the nonexclusive right in common with Landlord and tenants and occupants of the Facility, to ingress and egress to and through the common areas of the Facility, including parking areas.

                  M. Tenant shall permit Landlord (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, and other wires or other items, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Facility. Landlord agrees that it shall enter the Premises only at reasonable times (but only upon twenty-four (24) hours notice to tenant, except in emergencies and for routine cleaning when no notice shall be required). Landlord shall take reasonable precautions so as to minimize interruption of Tenant's business.

                  N. Employees or agents of Landlord have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by the managing members of Landlord and by the proper officers of Tenant. Tenant confirms that Landlord and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of breach of any representations or promises not expressly stated in this Lease. No act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions of this Lease.

                  O. Tenant shall perform, observe and comply with the Building Rules and Regulations of the Facility, as set forth in Exhibit C attached hereto, with respect to the safety, care and cleanliness of the Premises and the Facility, and the preservation of good order thereon, and, upon written notice thereof to Tenant, Tenant shall perform, observe, and comply with the Building Rules and Regulations and any changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Landlord for tenants of the Facility. Landlord shall not be liable to Tenant for any failure of any other tenant or tenants of the Facility to comply with such Building Rules and Regulations; provided, however that Landlord agrees to uniformly enforce such rules and regulations.

                  P. All rights and occupancy of Tenant herein shall be subject to the Ground Lease, recorded restrictions and covenants, all governmental laws, ordinances and regulations, and Tenant shall comply with the same.

                  Q. All obligations of the parties hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including, without limitation, all payment obligations with respect to Rent and all obligations concerning the condition of the Premises. All indemnifications under this Lease shall survive the expiration or earlier termination of the Term of this Lease.

                  R. Tenant agrees to look solely to Landlord's interest in the Facility for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, or if Landlord is a limited liability company, its members and managing members, shall never be personally liable for any such judgment.

                  S. This Lease shall not be deemed or construed to create or establish any partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

                  T. Landlord has not been made aware of any violations of compliance with the requirements of the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101, et seq. ("ADA"). Landlord and Tenant agree to cooperate on designing the plans and specifications for the Premises so that the Premises are in compliance with the requirements of the ADA. Throughout the Term of the Lease, Landlord agrees that it shall be responsible at its sole cost and expense, for any required compliance with the ADA as presently promulgated, as it pertains to the Building and Premises (other than due to modifications to the Premises made by Tenant), which cost and expense shall not be deemed to be an Operating Expense.

                  U. If either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of any strike, lockout, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulation, riot, insurrection, picketing, sit-in, war or other reason of a like nature not attributable to the negligence or fault of the party delayed in performing work or doing any act required under the terms of this Lease, then the performance of such work or act shall be excused for the period of the unavoidable delay and the period for the performance of any such work or act shall be extended for an equivalent period. However, this provision shall not operate to excuse Tenant from the timely payment of Rent or other payments required by the terms of this Lease, subject to other provisions of this Lease governing abatement of Rent.

                  V. Tenant shall not commit or suffer to be committed any waste upon the Premises or the Facility or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building in which the Premises is a part.

                  W. Tenant shall not record this Lease without the written consent of Landlord. However, upon request by either party hereto the parties shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation. Such memorandum or short form lease shall describe the parties, the Premises and the term of this Lease and shall incorporate this Lease by reference. Such memorandum or short form lease shall not set forth the amount of Base Rent.

                  X. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         17.02 Addenda. The provisions set forth in the Exhibits attached to this Lease are hereby incorporated by reference.


         IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective on the day and year first above written.


                                    LANDLORD:

                                    ROSA POINT II, LLC



                                    By: /s/  R. Michael Campbell
                                       --------------------------------------
                                       R. Michael Campbell, Managing Member.

                                    By: /s/ John R. Schaefer
                                       --------------------------------------
                                       John R. Schaefer, Managing Member.


                                    TENANT:

                                    SBS TECHNOLOGIES, INC.


                                    By: /s/ Christopher J. Amenson
                                       --------------------------------------
                                       Christopher J. Amenson, Chairman & CEO

                                    EXHIBIT A


                        LEGAL DESCRIPTION OF THE PROPERTY




Lot Thirty-Seven (37), University Research Park, University of Wisconsin-Madison Second Addition in the City of Madison, Dane County, Wisconsin (containing 290,346 square feet).

           and

Part of Lot 38, University Research Park, University of Wisconsin-Madison Second Addition recorded in Volume 57-039B of Plats on Pages 146-150, Dane County Registry, located in the NW 1/4 of the NW 1/4 of Section 30, T7N, R9E, City of Madison, Dane County, Wisconsin, to-wit: Beginning at the most westerly corner of said Lot 38; thence N 34degrees 54' 19" E, 179.11 feet; thence S 00degrees 14' 46" E, 54.87 feet; thence S 34degrees 54' 19" W, 135.45 feet to a point on a curve; thence northwesterly on a curve to the left which has a radius of 410.00 feet and a chord which bears N 52degrees 53' 07" W, 31.61 feet to the point of beginning (containing 4,962 square feet).

                                    EXHIBIT B



        BASE BUILDING REQUIREMENTS AND TENANT IMPROVEMENT (T.I.) COSTS.


                  Upon Tenants occupying the Premises, the exterior of the Building and all interior lobby areas, bathrooms, stairs, exit corridors, and parking level will be completely finished and ready for Tenant's use. Landlord's responsibility regarding the finishing of the Premises shall be as follows:

1.  Exterior Walls- Walls have metal studs, insulation and vapor barrier installed.
       T.I. Cost-    Tenant is responsible for electrical outlets, drywall to
                     above ceiling, tape and finish and window sill need to be completed.

2 Party Walls - Walls between tenants will be built when the first tenant space is built.
       T.I. Cost-    Tenant is responsible for one-half the wall cost.

3. Core Walls- Rated core walls will be drywalled & firetapped, un-rated walls will be studs & insulation only.
       T.I. Cost-    Tenant is responsible for electrical outlets, drywall, tape
                     & finish.

4.  Ceilings- None.
       T.I. Cost-    All ceilings within the suite space are the responsibility of the Tenant.

5.  Wall Cover- None.
       T.I. Cost-    Tenant is responsible for all painting or wall coverings
                     within the Premises.

6.  Carpet/Base- None.
       T.I. Cost-    All carpet & base within the suite space is the
                     responsibility of the Tenant.

7.  Suite Entry- None.
       T.I. Cost-    Tenant is responsible for each suite entry with Schlage
                     hardware they require.

8.  Interior Doors- None.
       T.I. Cost-    All interior doors, frames and Schlage hardware are the
                     responsibility of Tenant.

9.  Window Blinds- None.
       T.I. Cost-    Tenant is responsible for all window blinds for their
                     suite. There will be a standard for blind material & color.


10. Security- Building perimeter is secured by keys & magnetic card system.
       T.I. Cost-    Magnetic card access systems for their suite are the
                     responsibility of the Tenant It may be possible to add onto the Buildings' card access system.

11. Fire Sprinkler- Code required coverage for space without ceilings.
       T.I. Cost-    All rerouting and dropping of sprinkler heads, within their suite, through the new ceilings is the responsibility of the Tenant.

12. Plumbing- Bathrooms are provided on each floor for all tenants' use.
       T.I. Cost-    Tenant is responsible for any plumbing desired within their suite.

13. HVAC- All the rooftop units, main duct supply & return, hydronic piping are installed and insulated.
       T.I. Cost-    All supply run outs to and including the VAV boxes,
                     hydronic hookup, diffusers, return air grilles, and controls are by the Tenant.

14. Electrical- Power for lighting and outlets is available in the electrical room located on each floor.
       T.I. Cost-    Tenant is responsible for all power and lighting to and
                     within their suite including: wiring, conduit, feeders, outlets, switches, telephone/data rough ins, floor boxes, lights, etc.

                                    EXHIBIT C


                         BUILDING RULES AND REGULATIONS


         1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the Exterior of the Facility, or visible from the exterior of the Premises, shall be installed at Tenant's sole cost and expenses, and in such manner, character and style as Landlord may approve in writing. Anything herein to the contrary notwithstanding, but subject to the terms of this Lease, approval as to signs shall be subject to Landlord's approval which may be withheld in Landlord's sole discretion. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant. All signs shall be subject to the terms of any restrictive covenants recorded in connection with the Property, the Ground Lease and all applicable laws, ordinances and regulations.

         2. No awning or other projection shall be attached to the outside walls of the Facility. No curtains, blinds, shades or screens visible from the exterior of the Facility or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. The quality, type, design and color of the curtains, blinds, shades, screens or other window treatments for windows and doors visible outside the Premises shall be subject to approval by Landlord which approval Landlord may withhold for any reason.

         3. Tenant, its servants, employees, customers, invitee and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Facility which are used in common with other tenants and their servants, employees, customers, guests and invitee, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows that would be unsightly from the Facility corridors or from the exterior of the Facility and will promptly remove any such objects upon notice from Landlord.

         4. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances to create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Facility, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Facility or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Facility.

         5. Tenant shall not waste electricity, water or air conditioning furnished by Landlord, if any, and shall cooperate fully with Landlord to insure the most effective operation of the Facility's heating and air conditioning systems.

         6. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

         7. In no event shall Tenant bring into the Facility inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this Subsection, any insurance premium for all or any part of the Facility shall at any time be increased, Tenant shall make immediate Payment of the whole of the increased insurance premium, without waiver of any of Landlord's other rights at law or in equity for Tenant's breach of this Lease.

         8. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations governing the use of the Premises and Building Rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

         9. Landlord shall have the right to prohibit any advertising by Tenant that in Landlord's reasonable opinion tends to impair the reputation of the Facility, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         10. The Premises shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

         11. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

         12. Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. Landlord shall have access to all portions of the Premises (excluding vaults) in case of emergency. If more than two (2) keys for one (1) lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

         13. Any carpeting cemented down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by such removal to Tenant.

         14. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

         15. No pipe, conduit, cable, line or the like for water, gas, sewage, drainage, steam, electricity, or any other energy or service shall be installed or maintained on the Premises, except with the prior written permission of Landlord. Tenant shall not overload any utilities serving the Premises.

         16. No dog or other animal shall be allowed in the Facility with the exception of animals used for assistance of individuals as permitted by law.

         17. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways provided for such purposes. Tenant shall be responsible for any damage to the Facility or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

         18. All safes, equipment or other heavy articles shall be carried in or out of the Premises only in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Facility in which they are located, or to the other tenants or occupants of said Facility. Tenant shall be responsible for any damage to the Facility or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

         19. Canvassing, soliciting, and peddling in or about the Facility is prohibited and each Tenant shall cooperate to prevent the same.

         20. No overnight parking of trucks or cars shall be permitted anywhere on the Premises, except for employees of Tenant working at the Premises, unless such trucks or cars are parked inside buildings. No outside storage or operations of any kind shall be permitted on the Premises. No antennas or satellite dishes shall be permitted on the Premises, except with the prior written permission of Landlord.

         21. The Premises shall not be used for any of the following purposes: full service laundry; taxidermy; mobile home and prefabricated home sales and rentals; the sales, repair and servicing of motor vehicles, construction equipment and farm equipment; clubs, lodges and/or community halls; sawmills; storage of school or recreational vehicles; truck terminals, moving and storage establishments; drive-in theaters; golf driving ranges; asphalt or asphalt products manufacture; automobile, truck, construction equipment or farm equipment assembly plants; coal storage, milling and processing; and kennels and animal hospitals (commercial and noncommercial); heavy machinery manufacture and repair; livestock slaughtering or preparation for packing; manufacturing of metal alloys or foils; and railroad manufacture and repair.

         22. Tenant shall maintain the Premises in a safe, clean, neat and sanitary condition and in a first-class commercial manner.

         23. Wherever in these Building Rules and Regulations the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, employees, agents, clerks, servants, invitee and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, servants, and visitors.

         24. Landlord shall have the right to enter upon the Premises (excluding vault areas) at all reasonable hours (but only upon twenty four hours notice to Tenant, except in emergencies and for routine cleaning when no notice shall be required) for the purpose of inspecting the same. Landlord shall take reasonable precautions so as to minimize interruption of Tenant's business.

         25. Landlord shall have the right to enter the Premises upon reasonable prior notice to Tenant at hours convenient to the Tenant for the purpose of exhibiting the same to prospective tenants within the one hundred twenty (120) day period prior to the expiration of this Lease, and may place signs advertising the Premises for rent on the exterior of said Premises at any time within said one hundred twenty (120) day period.

         26. Tenant, its servants, employees, customers, invitee and guests shall, when using the common parking facilities, if any, in and around the Facility, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle that is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

         27. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Facility during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Facility and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Facility of any person.

         28. All entrance doors to the Premises shall be locked when the Premises are not in use all common corridor doors, if any, shall also be closed during times when the air conditioning equipment in the Facility is operating so as overload thereon.

         29. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's judgment, for its best interest or for the best interest of the tenants of the Facility so long as there is no material adverse impact on Tenant's operations at the Premises.

                                    EXHIBIT D

                                 OFFICE SERVICES

         Landlord Services:

         Landlord, subject to including the costs thereof in Article II, shall provide the following services during the Term of this Lease:

         (a) Air conditioning and heating service for normal purposes shall be provided in Landlord's judgment for comfortable occupancy Monday through Friday during the hours of 7:00 a.m. through 7:00 p.m., and on Saturday during the hours of 8:00 a.m. through 1:00 p.m., except recognized holidays. Tenant agrees not to use any apparatus or device, in or upon or about the Premises which in any way may increase the amount of such service usually consumed therein, and will not connect any apparatus or device to the cooling or heating system of the Building for the purpose of using additional or unusual amounts of such services, or conduct normal business hours in excess of those set forth in the previous sentence, without written consent of Landlord, which consent shall not be withheld or denied, but which may be conditioned upon payment of additional reasonable charges by Tenant.

         (b) Electricity only for Building standard lighting, typewriters, personal computers, adding machines, calculators, small reproduction machines and other similar small office equipment, it being expressly understood that to the extent the electricity is used for any other purpose or if Tenant's use shall exceed normal and customary usage levels for office purposes, additional charges shall be payable by Tenant to Landlord in such amounts as Landlord may reasonably determine necessary to cover the costs of such increased use, or, at Landlord's option, Landlord may require Tenant to install a separate electrical meter at Tenant's sole expense.

         (c) Water for drinking, kitchen, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord (or by Tenant with Landlord's written consent).

         (d) Window washing of all windows in the Premises, both inside and out, at such times as Landlord shall deem necessary.

         (e) Lawn and shrub care, snow plowing and removal, maintenance of the structure, roof, mechanical and electrical equipment of the Building excluding those items specifically excepted elsewhere in this Lease.

         (f) Passenger elevator service in common with other occupants of the Building.

         (g) Standard interior janitorial and cleaning services in the common areas of the Building and the Premises five (5) days per week. Tenant shall not procure any janitorial or cleaning services for the Premises without Landlord's prior written consent and then only subject to supervision by Landlord and by janitorial or cleaning contractors or employees at all times reasonably satisfactory to Landlord.

         Standard Janitorial Service. The following is intended to be a general description of the scope of work to be completed by Landlord in providing janitorial services commensurate with a Class A building in this area to the Tenant within the Premises and the common areas of the Building:

LOBBIES, CORRIDORS AND STAIRWAYS:

         Daily Duties:

            1.  Spot clean front entrance glass
            2.  Vacuum mats
            3.  Vacuum carpet completely
            4.  Remove carpet spots, as possible
            5.  Clean and sanitize drinking fountains
            6.  Dust mop hard surface floors
            7.  Damp mop hard surface floors
            8.  Brush away foreign particles from all furniture upholstery
            9.  Sweep stairways
            10. Remove trash from waste receptacles

         Weekly Duties:
            1.  Edge vacuum carpets
            2.  Vacuum upholstered furniture
            3.  Wash entrance glass and wipe down door frames
            4. Dust high level ledges, sills and moldings within 8 feet of floor
            5.  Vacuum stairways
            6.  Spot clean partitions and walls
            7.  Spot clean furniture and horizontal surfaces

          Monthly Duties:
            1.  Dust baseboards
            2.  Dust blinds
            3.  Vacuum vents and grills
            4.  Dust low level ledges, sills and moldings

          Semi-Annual Duties:
            1.  Machine scrub lobby floor

OFFICES:

         Daily Duties:
            1.  Empty waste baskets and replace liners where needed
            2.  Dust open areas on desk
            3.  Damp wipe telephones
            4.  Spot clean entrance door glass
            5.  Vacuum carpeting and mats nightly
            6.  Dust mop and/or sweep tile floors
            7.  Damp mop tile floors
            8. Low level dusting to include: tables, cabinets, files, shelves, vents, etc.
            9. Damp wipe clean and disinfect eating areas: tables, chairs, counter tops, sinks and microwaves
            10. Turn off all coffee makers
            11. Damp wipe clean, disinfect and polish drinking fountains
            12. Straighten magazines. DO NOT throw away unless in trash containers
            13. Remove cobwebs
            14. Spot clean all carpeting nightly
            15. High level dusting to include: partitions, door frames, ceiling vents, window sills, etc.
            16. Take trash to dumpster

         Weekly Duties:
            1.  Sanitize telephones
            2.  Clean interoffice glass
            3.  Wash entrance door glass and door frames
            4.  Spray buff tile floors
            5.  Damp wipe door kick plates
            6.  Dust furniture
            7.  Spot clean walls, partitions and doors


         Monthly Duties:
            1.  Dust Venetian blinds
            2.  Vacuum chairs
            3.  Dust baseboards
            4.  Edge vacuum
            5.  Dust panel walls

RESTROOMS:

         Daily Duties:
            1.  Damp wipe and disinfect sinks and counters
            2.  Clean faucet fixtures
            3.  Clean mirrors
            4. Clean and disinfect urinals and toilet bowls , also seats and outside of toilet bowls
            5.  Empty waste baskets
            6. Clean and refill dispensers: soap, tissue, towel and sanitary napkins
            7.  Leave extra toilet tissue
            8.  Spot clean partitions nightly
            9.  Spot clean painted walls
            10. Dust partitions and shelves
            11. Spot clean doors and door frames
            12. Clean and polish stainless steel
            13. Dust mop floors
            14. Damp mop floors with disinfectant
            15. Damp wipe and disinfect ceramic walls


         Weekly Duties:
            1.  Dust exhaust vents
            2.  Flush floor drain with clear water

         Monthly Duties:
            1.  Wash all partitions
            2.  Scrub floors and wax as needed
            3.  Wash walls

         Quarterly Duties:
            1.  Machine scrub ceramic tile floors

LOUNGE/CAFETERIA:

         Daily Duties:
            1.  Clean and disinfect tables and counters
            2.  Damp wipe chairs
            3.  Clean and disinfect sinks
            4.  Damp wipe clean microwaves
            5.  Vacuum carpeting and/or sweep and damp mop tile floors
            6.  Dust mop tile floors
            7.  Brush or vacuum chairs

OTHER DUTIES ASSIGNED

         Daily Duties:
            1.  Turn off all lights at the end of the night
            2.  Make sure all windows are closed

         Supervision:
            1.  Inspect cleaning
            2.  Correct any oversights
            3.  Make sure all personnel are out of the Building
            4.  Make sure all security procedures are completed before leaving

                                    EXHIBIT E

                                   WORK LETTER


         This is the Tenant Construction Agreement (the "Work Letter") dated this 19th day of February, 2001, referred to in the Lease of even date herewith (the "Lease"), wherein SBS Technologies, Inc. ("Tenant") has agreed to lease certain space from ROSA POINT II, LLC, at 401 Charmany Drive, Madison, Wisconsin, pursuant to that certain Lease executed contemporaneously with the execution of this instrument (such lease is referred to herein as "the Lease"). All capitalized terms used herein shall have the respective meanings assigned to them in the Lease or in this Work Letter.

         Landlord and Tenant agree as follows:

         1. Work. Landlord shall cause, at its sole expense, the improvements to the Premises pursuant to the specifications attached hereto (and incorporated herein by reference), as such specifications are changed from time to time by change orders approved by Tenant and by extras requested by Tenant. Such improvements are collectively referred to herein as the "Work." Such plans and specifications as they are so changed from time to time shall be referred to as the "Plans." Neither review nor approval by Landlord of any of the Plans shall constitute a representation or warranty by Landlord that such Plans either (i) are complete or suitable for their intended purpose or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE IN CONNECTION WITH THE WORK.

         2. Cost of The Work. Tenant shall pay for the cost of all Work beyond that called for in the attached plans and specifications which is occasioned by the change orders requested by Tenant in writing and in accordance with
Section 1 hereof.

         3. Tenant Delays. Tenant's obligation to pay Rent under the Lease shall not commence until Landlord shall have substantially completed the Work to be done by Landlord as described in Section 1 above provided, however, that the payment of Rent shall not be affected or deferred on account of any delay in substantially completing said Work which results from the following events (collectively, "Tenant Delays"):

                  (a) Any delay resulting from "long lead items" ordered by Tenant; or

                  (b) Tenant's changes in the Plans (notwithstanding Landlord's approval of such changes); or

                  (c) The performance of any work by Tenant or any person, firm, or corporation employed by Tenant; or

                  (d) Any default or delay by Tenant or its agents hereunder or under the Lease; or

                  (e) Tenant or Tenant's Interior Space Planner fails to approve or disapprove specifications and samples within 72 hours of submission for approval.

Landlord's determination as to the duration of Tenant Delays (in the exercise of its reasonable judgment) shall be conclusive and binding upon Tenant absent manifest error.

         4. Base Building Obligations of Landlord. Landlord, at its sole expense and without charge to Tenant, shall be responsible for completing the Base Building Requirements set forth in Exhibit B of the Lease.

         5. Access by Tenant Prior to Completion of Work. Landlord will permit Tenant and Tenant's agents, suppliers, contractors and workmen to enter the Premises prior to the completion of all Work to be performed by Landlord and its contractors to enable Tenant to do such other things as may be required by Tenant to make the Premises ready for Tenant's occupancy, provided that Tenant shall fully perform and comply with each of the following covenants, conditions and requirements:

                  (a) If Landlord permits such entry prior to the completion of the Work, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony and not interfering with Landlord and Landlord's agents in doing the Work in said Premises or work for other tenants and occupants of the Building; and if at any time such entry shall, in the judgment of Landlord, cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice.

                  (b) Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions, and provisions of the Lease except as to the covenant to pay Rent, and further agrees that in connection therewith, Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any of Tenant's work and installations made in said Premises or to property placed therein prior to the Commencement Date and thereafter; the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is satisfactory to Landlord and shall allow Landlord access to the Premises for inspection purposes at all times during the period when Tenant is undertaking construction activities thereon. In the event any entity performing work on behalf of Tenant causes any damages to the property of Landlord or others, Tenant shall cause such damage to be repaired at Tenant's expense and if Tenant fails to cause such damage to be repaired promptly upon Landlord's demand therefore, Landlord may, in addition to any other rights or remedies available to Landlord under this Lease or at law or equity, cause such damage to be repaired, in which event Tenant shall promptly, upon Landlord's demand, pay to Landlord the cost of such repairs.

                  (c) All contractors and subcontractors shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel and the delivery and removal of equipment and material through or across any common areas of the Building, and shall only be permitted with the written approval of Landlord and during hours determined by Landlord. Landlord shall have the right to order Tenant or any contractor or subcontractor who violates the above requirements to cease work and to remove it, its equipment, and its employees from the Building.

                  (d) Landlord shall allow Tenant to have use of the freight elevator serving the Building. Scheduling of Tenant's work in the Premises and the use of said freight elevator shall be at the reasonable discretion of Landlord or its Contractor.

                  (e) During the performance of Tenant's work and Tenant's fixturing, Landlord may provide trash removal service from a location designated by Landlord. Tenant shall be responsible for breaking down boxes and placing trash in Landlord's containers at such designated location. Tenant shall accumulate its trash in containers supplied by Tenant and Tenant shall not permit trash to accumulate within the Premises or in the corridors or public areas adjacent to the Premises. Tenant shall cause each entity employed by it to perform work on the Premises to abide by the provisions of the Work Letter as to the storage of trash and shall require each such entity to perform its work in a way that dust or dirt is contained entirely within the Premises and not within any other portion of the Building and shall cause Tenant's general contractor to leave the Premises broom clean at the end of each day. Should Landlord deem it necessary to remove Tenant's trash because of accumulation, an additional charge to Tenant will be on a time and material basis. At Landlord's sole direction, Tenant shall be responsible for contracting independently for such services. The cost to Tenant for Landlord's providing such service, if any, will be based on reasonable and competitive service Tenant could have secured independently had Landlord not provided such service.

                  (f) Tenant agrees that all services and work performed on the Premises by, on behalf of, or for the account of Tenant, including installation of telephones, carpeting, materials, and personal property delivered to the Premises shall be done in a first-class workmanlike manner using only good grades of material.

                  (g) Tenant agrees to protect, indemnify, defend and hold Landlord and its agents, partners, and employees harmless from and against any and all losses, damages, liabilities, claims, liens, costs, and expenses, including reasonable attorney's fees of whatever nature including those to the person and property of Tenant, its employees, agents, invitees, licensees and others arising out of or in connection with the activities of Tenant or Tenant's contractors in or about the Premises or the Facility and the cost of any repairs to the Premises or the Facility necessitated by activities of Tenant or Tenant's contractors.

                  (h) Tenant shall secure, pay for, and maintain during the continuance of its work within the premises, policies of insurance with such coverages and such amounts as Landlord may reasonably require, which policies shall be endorsed to include Landlord and its contractor and their respective employees and agents as additional insured parties and which shall provide thirty (30) days prior written notice of any alteration or termination of coverage, in such amounts and insuring such risks as Landlord may require, Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant and certificates evidencing such coverage have been delivered to Landlord.

         6. Acceptance of Work. When Landlord is of the opinion that the Work is completed, then the Landlord shall so notify Tenant. Tenant agrees that upon such notification, Tenant, with its architect, shall promptly (and not later than Three (3) business days after the date of Landlord's said notice) inspect the Premises and furnish to Landlord a list of all items of Work which remain unfinished and/or which are in need of correction or repair (hereinafter referred to as the "Punch List"). Tenant agrees that at the request of Landlord from time to time thereafter, Tenant will promptly furnish to Landlord revised Punch Lists reflecting completion of any prior Punch List items. It is mutually agreed that if the Punch List or any revised Punch List consists only of items that can be completed within a relatively short period of time, and if the non-completion of such Punch list items would not materially impair Tenant's use or occupancy of the Premises, then, in such event, Tenant will acknowledge in writing that the Work is substantially completed and accepts possession of the Premises, provided however, that such acknowledgment or acceptance shall not relieve Landlord of its obligations to promptly complete all such Punch List items. The Work shall be deemed to be substantially completed on the date (the "Substantial Completion Date") which is the earlier of either (i) the date on which Tenant acknowledges that the Work is so substantially completed, or (ii) the date on which the Work is determined to be substantially completed by Landlord's architect or interior space planner for the Building (with the concurrence of Tenant's Interior Space Planner [in the exercise of its reasonable judgment]) pursuant to the provisions of this Paragraph 6.

         7. Miscellaneous.

                  (a) Except as expressly set forth herein and in the Lease, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

                  (b) This Work Letter shall not be deemed applicable to the Storage Space or to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the Initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

                  (c) The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of rent. All late payments shall bear interest and shall be subject to late charges as provided in the Lease.

                  (d) This Work Letter is being executed in conjunction with the Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of liability set forth therein.

                  (e) Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the Building that affect any work to be performed by or for Tenant hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective on the day and year first above written.



                                 LANDLORD:

                                 ROSA POINT II, LLC


                             By: /s/ R. Michael Campbell
                                -----------------------------------------
                                 R. Michael Campbell, Managing Member



                             By: /s/ John R. Schaefer
                                -----------------------------------------
                                 John R. Schaefer, Managing Member


                                 TENANT:

                                 SBS TECHNOLOGIES,  INC.



                                 By: /s/ Christopher J. Amenson
                                    -------------------------------------
                                    Christoper J. Amenson, Chairman & CEO